Exhibit 99.1

SeaChange Reports Fiscal Second Quarter 2022 Financial and Operational Results

-	Execution of Growth Strategy Drives 29% Sequential Increase in Revenue; Gross Margin Expands to 63%, Up 700 Basis Points Compared to the Prior Quarter

-	SeaChange Positioned to Capitalize on Convergence of Streaming and Ad Tech with Leading Cloud-Based OTT and Advanced Advertising Platform

Boston, MA – September 13, 2021 – SeaChange International, Inc. (NASDAQ: SEAC), a leading provider of video delivery platforms, today reported financial and operational results for the fiscal second quarter ended July 31, 2021.

Fiscal Second Quarter 2022 and Recent Highlights

•	Introduced StreamVid, a cloud-based OTT platform to help operators and content owners manage and optimize their streaming businesses.
•	Selected by Screen iL to launch streaming platform featuring Israeli TV and film content for Israeli ex-pats and consumers worldwide.
•	Chosen by Chicken Soup for the Soul Entertainment (NASDAQ: CSSE) as its streaming and advanced advertising platform for new Popcornflix App.
•	Realized 29% sequential revenue growth and expanded gross margin to 63%, driven by growth and profitability initiatives.
•	Maintained a strong balance sheet with $18.9 million in cash and cash equivalents and no debt.
•	Decreased operating expenses by 17% compared to the second quarter of last year due to ongoing efficiency measures.

Management Commentary

“As our results for the second quarter demonstrate, SeaChange’s growth strategy focused on the video streaming and Ad Tech markets is gaining traction,” said Executive Chairman Robert Pons. “In particular, we are capitalizing on the explosive growth in streaming, which was exemplified by the 29% sequential revenue growth we delivered in Q2, along with robust gross profit margins and improved profitability. Our increasing financial momentum reveals the traction we’re achieving on our key sales initiatives, including enhancing our product portfolio, securing new streaming customers, extending our footprint as a video Ad Tech provider, and driving more predictable growth. Today, SeaChange enables content owners and cable companies to deliver profitable TV and streaming services to more than 100 million subscribers across 35,000 linear channels and serving up over 100 million ads monthly.”

Chris Klimmer, senior vice president of global sales and marketing at SeaChange, commented: “SeaChange is well-positioned to capitalize on the intersection of the explosive growth in all things Ad Tech and streaming. Our enhanced product positioning and recent customer wins serve as proof points that we are poised to take advantage of the major trends within the broadcast industry. SeaChange has the technology assets and expertise to provide cable operators and streaming content owners globally with advanced advertising technology, and a turn-key managed services streaming enablement platform. We do this by helping them to unlock additional revenue streams, maximize the ROI of user and content acquisition costs and streamline operational costs while enhancing operational efficiencies.”

Pons added: “We have entered the third quarter with significant momentum and a robust pipeline of sales opportunities. We believe we are just starting to scratch the surface of streaming and Ad Tech opportunities. Longer term, we believe our continued execution on our strategic plan will drive scale, capture market share, and create even greater value for both our customers and shareholders.”

Fiscal Second Quarter 2022 Financial Results

•

Total revenue was $6.5 million, compared to $5.1 million in the first quarter of fiscal 2022. Product revenue was $2.7 million (or 41% of total revenue), an improvement compared to $1.6 million (or 32% of total revenue) in the first quarter of fiscal 2022. Service revenue was $3.8 million (or 59% of total revenue) compared to $3.4 million (or 68% of total revenue) in the first quarter of fiscal 2022.

•	Revenue backlog, excluding legacy maintenance, at quarter end totaled $17.7 million.
•	Gross profit was $4.1 million (or 63% of total revenue), compared to $2.8 million (or 56% of total revenue) in the first quarter of fiscal 2022.
•	Total Non-GAAP operating expenses were $5.4 million, an improvement compared to Non-GAAP operating expenses of $5.6 million in the first quarter of fiscal 2022.
•	GAAP loss from operations totaled $2.5 million, an improvement compared to a GAAP loss from operations of $3.8 million in the first quarter of fiscal 2022.
•	GAAP net income totaled $0.2 million, an improvement from a GAAP net loss of $4.1 million, or $(0.10) per basic share, in the first quarter of fiscal 2022.
•

Non-GAAP loss from operations totaled $1.3 million, or $(0.03) per basic share, an improvement from non-GAAP loss from operations of $2.8 million, or $(0.07) per basic share, in the first quarter of fiscal 2022.

Conference Call

SeaChange will host a conference call today (September 13, 2021) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results.

SeaChange executive management will host the call, followed by a question-and-answer period.

U.S. dial-in number: 877-407-8037

International number: 201-689-8037

Meeting Number: 13722323

Please call the conference telephone number approximately 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of SeaChange’s website.

About SeaChange International, Inc.

SeaChange International (NASDAQ: SEAC) is a trusted provider of streaming video services, cable TV broadcast platforms and advanced advertising insertion technology. The company partners with operators, broadcasters and content owners worldwide to help them deliver the highest quality video experience to consumers. Its StreamVid premium streaming platform enables operators and content owners to cost-effectively launch and grow a direct-to-consumer service to manage, curate and monetize their content as well as form a direct relationship with their subscribers. SeaChange enjoys a rich heritage of nearly three decades of video hardware, software and advertising technology.

Safe Harbor Provision

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date.  Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding the Company’s ability to execute its strategic roadmap, capture additional market share and capitalize on the growing demand for over-the-top video streaming services globally; the Company’s ability to effectively monetize the value of its software and services; the Company’s ability to accelerate key initiatives and execute on its strategic plan in a manner that translates to sustainable growth and consistent profitability in the years ahead;; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements.  Risks that could cause actual results to differ include, but are not limited to: the impact of COVID-19 on our business and the economies in which we operate; the continued spending by the Company's customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the manner in which the multiscreen video and over-the-top markets develop; the Company's ability to compete in the software marketplace; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria in a given fiscal quarter; the cancellation or deferral of purchases of the Company's products; any decline in demand or average selling prices for our products and services; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; the ability of the Company to use its net operating losses, including the potential impact on these losses resulting from the Coronavirus Aid, Relief, and Economic Security (CARES) Act; the impact of changes in the market on the value of our investments; changes in the regulatory environment; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover
Gateway Group, Inc.
949-574-3860
SEAC@gatewayir.com

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	July 31, 2021	January 31, 2021
Assets
Cash and cash equivalents	$18,933	$5,856
Marketable securities	—	252
Accounts and other receivables, net	5,560	6,050
Unbilled receivables	14,423	15,699
Prepaid expenses and other current assets	4,200	4,372
Property and equipment, net	498	605
Goodwill and intangible assets, net	11,015	11,849
Other assets	3,176	5,725
Total assets	$57,805	$50,408
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$6,744	$10,172
Deferred revenue	4,279	5,394
Deferred tax liabilities and income taxes payable	799	888
Promissory note	-	2,413
Total liabilities	11,822	18,867
Total stockholders' equity	45,983	31,541
Total liabilities and stockholders' equity	$57,805	$50,408

SeaChange International, Inc.

Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2021	2020	2021	2020
Revenue:
Product	$2,709	$1,066	$4,329	$4,164
Service	3,831	3,929	7,263	7,746
Total revenue	6,540	4,995	11,592	11,910
Cost of revenue:
Product	693	788	1,099	2,368
Service	1,730	2,393	3,545	5,219
Total cost of revenue	2,423	3,181	4,644	7,587
Gross profit	4,117	1,814	6,948	4,323
Operating expenses:
Research and development	2,213	3,360	4,881	7,526
Selling and marketing	1,643	1,728	3,023	3,854
General and administrative	2,682	2,367	4,787	4,421
Severance and restructuring costs	87	543	571	1,029
Total operating expenses	6,625	7,998	13,262	16,830
Loss from operations	(2,508)	(6,184)	(6,314)	(12,507)
Other income (expense), net	212	373	(16)	165
Gain on extinguishment of debt	2,440	—	2,440	—
Income (loss) before income taxes	144	(5,811)	(3,890)	(12,342)
Income tax benefit	83	45	49	66
Net income (loss)	$227	$(5,766)	$(3,841)	$(12,276)
Net income (loss) per share, basic	$0.00	$(0.15)	$(0.09)	$(0.33)
Net income (loss) per share, diluted	$0.00	$(0.15)	$(0.09)	$(0.33)
Weighted average common shares outstanding, basic	48,489	37,527	44,958	37,376
Weighted average common shares outstanding, diluted	48,727	37,527	44,958	37,376
Comprehensive loss:
Net income (loss)	$227	$(5,766)	$(3,841)	$(12,276)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(399)	1,665	(358)	1,641
Unrealized (losses) gains on marketable securities	—	(13)	1	(4)
Total other comprehensive (loss) income	(399)	1,652	(357)	1,637
Comprehensive loss	$(172)	$(4,114)	$(4,198)	$(10,639)

SeaChange International, Inc.

Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Six Months Ended July 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(3,841)	$(12,276)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	732	725
Loss on disposal of fixed assets	77	—
Gain on write-off of operating lease right-of-use assets and liabilities related to termination	(328)	—
Gain on extinguishment of debt	(2,440)	—
Change in allowance for doubtful accounts	(135)	(216)
Stock-based compensation expense	1,041	617
Deferred income taxes	—	186
Realized and unrealized foreign currency transaction loss	201	1,641
Other	1	(3)
Changes in operating assets and liabilities:
Accounts receivable	579	6,332
Unbilled receivables	1,208	2,345
Prepaid expenses and other current assets and other assets	354	291
Accounts payable	(527)	(1,290)
Accrued expenses and other liabilities	(170)	(2,814)
Deferred revenue	(1,085)	(1,084)
Net cash used in operating activities	(4,333)	(5,546)
Cash flows from investing activities:
Purchases of property and equipment	(77)	(202)
Proceeds from sales and maturities of marketable securities	252	2,476
Net cash provided by investing activities	175	2,274
Cash flows from financing activities:
Proceeds from stock option exercises	137	119
Proceeds from employee stock purchase plan	—	18
Proceeds from issuance of common stock, net of issuance costs	17,462	—
Repurchases of common stock	—	(80)
Proceeds from the Paycheck Protection Program	—	2,413
Net cash provided by financing activities	17,599	2,470
Effect of exchange rate on cash, cash equivalents and restricted cash	(242)	(840)
Net increase (decrease) in cash, cash equivalents and restricted cash	13,199	(1,642)
Cash, cash equivalents and restricted cash at beginning of period	6,084	9,297
Cash, cash equivalents and restricted cash at end of period	$19,283	$7,655
Supplemental disclosure of cash flow information
Income taxes paid	$109	$92
Non-cash activities:
Right-of-use assets obtained in exchange for lease obligations	$—	$987

Non-GAAP Measures

We define non-GAAP loss from operations as U.S. GAAP net income (loss) plus stock-based compensation expenses, amortization of intangible assets, severance and restructuring costs, gain on extinguishment of debt, other income (expense), net, and income tax benefit. We discuss non-GAAP loss from operations, including on a per share basis, in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating loss from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP loss from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance, and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP loss from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP loss from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP loss from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP loss from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP loss from operations for the three and six months ended July 31, 2021.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2021	2020	2021	2020
	(Amounts in thousands)		(Amounts in thousands)
GAAP net income (loss)	$227	$(5,766)	$(3,841)	$(12,276)
Other income (expense), net	212	373	(16)	165
Gain on extinguishment of debt	2,440	—	2,440	—
Income tax benefit	83	45	49	66
GAAP loss from operations	$(2,508)	$(6,184)	$(6,314)	$(12,507)
Amortization of intangible assets	310	299	626	583
Stock-based compensation	833	260	1,041	617
Severance and restructuring costs	87	543	571	1,029
Non-GAAP loss from operations	$(1,278)	$(5,082)	$(4,076)	$(10,278)

Non-GAAP loss from operations, basic per share	(0.03)	(0.14)	(0.09)	(0.27)
Non-GAAP loss from operations, diluted per share	(0.03)	(0.14)	(0.09)	(0.27)
Weighted average common shares outstanding, basic per share	48,489	37,527	44,958	37,376
Weighted average common shares outstanding, diluted per share	48,489	37,527	44,958	37,376

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
	(Amounts in thousands)		(Amounts in thousands)
Product revenue:
Framework	$1,034	$365	$2,050	$1,333
OVP and other	1,480	575	2,084	1,412
Hardware	195	126	195	1,419
Total product revenue	2,709	1,066	4,329	4,164
Service revenue:
Maintenance and support	2,185	2,608	4,223	5,213
Framework and support services	1,317	978	2,256	1,909
Professional services and other	329	343	784	624
Total service revenue	3,831	3,929	7,263	7,746
Total revenue	$6,540	$4,995	$11,592	$11,910